                                                                 Exhibit 10.7.1

                                                      Business Purpose Revolving
BANK [LOGO] ONE                                                  Promissory Note
================================================================================

Date November 1, 1996   Executed at Arlington Heights, Illinois

Amount: $25,000,000

For value received, receipt of which is hereby acknowledged, the undersigned jointly and severally promises to pay to the order of BANK ONE, Chicago, NA ("BANK ONE") at its office located at Arlington Heights, Illinois or at such other place as BANK ONE may designate from time to time, in lawful money of the United States of America, the principal sum of Twenty Five Million and 00/100 DOLLARS or such lesser portion thereof as may have from time to time been disbursed to, or for the benefit of the undersigned, and remaining unpaid pursuant to the books or records of BANK ONE, together with interest on the unpaid balance of principal advanced from the date(s) of disbursement until paid in full as set forth below. The principal amount of this Note may be advanced, repaid and readvanced in full or part during the term of this Note provided no event of default or demand for payment exists hereunder.

                      ------------------------------------
                      RATE OF INTEREST AND ITS CALCULATION
                      ------------------------------------

|_| Fixed: _________ percent (___%) per annum

|X| Variable: Prior to maturity, unless the rate option set forth on attached
              Addendum is elected. Prime Rate plus zero percent (0%) per annum which will be adjusted to reflect the change in the Prime Rate:

            |_| on the first day of each month following the month in which the Prime Rate changes

            |X|   on the same day as the Prime Rate changes

After maturity, this Note shall bear interest at the Prime Rate plus 3.00%

|X| PRINCIPAL DUE AND PAYABLE ON THE MATURITY DATE, INTEREST DUE AND PAYABLE ON THE MATURITY DATE OR PERIODICALLY:

      |X|   MATURITY DATE: October 1, 1998

      |X| PRINCIPAL: The principal balance is immediately due and payable on the MATURITY DATE

      |X|   INTEREST: Interest is due and payable:

            |_|   on the MATURITY DATE

            |X|   beginning December 1, 1996 and continuing on the same date

            |X| Monthly |_| Quarterly thereafter, until the MATURITY DATE on which date all outstanding accrued and unpaid interest shall be immediately due and payable

|_| PRINCIPAL AND INTEREST DUE AND PAYABLE ON DEMAND. Principal and interest are immediately due and payable on demand but until such time as demand for payment is made, accrued interest thereon is due and payable as hereinafter provided:

      |_|   INTEREST: Interest payment frequency:

            |_|   Date of first interest payment:
                  _________________________________ , and continuing

            |_|   Monthly |_| Quarterly thereafter, until demand is made

This Note |X| is issued in conjunction with loan agreement dated November 1, 1996, to which reference is made, and |X| is supported by other security documents which are generally described therein or hereafter.

Renewal: If checked |X| this Note is a partial renewal of Notes dated November 10, 1995

As security for payment of the Obligations, the Obligor hereby pledges or grants, or agrees to cause to be pledged or granted, to BANK ONE a continuing security interest in the Collateral described below, or described in the security agreement(s) referred to:

Business Loan Agreement of even date ("Loan Agreement")

                                   ----------
                                   SIGNATURES
                                   ----------

Factory Card  Outlet of America Ltd.        Factory Card Outlet Corporation

By /s/ Glen Franchi                         By /s/ Charles R. Cumello
  -----------------------------               -----------------------------

ADDRESS: 745 Birginal Dr.                   ADDRESS: 745 Birginal Dr.
Bensenville, IL 60106                       Bensenville, IL 60106

TELEPHONE NO.: (630) 238-0010               TELEPHONE NO.: (630) 238-0010

             Additional terms and conditions of this Promissory Note
                       are contained on the reverse side.

FOR BANK USE:

CUSTOMER NO.:________ SIC CODE:_______ LOAN TYPE:______ COLLATERAL CODE:________

NOTE NO:_________ OFFICER NO:___________ TAX I.D. NO: ___________ CALL CODE:____

DISPOSITION OF PROCEEDS:________________________________________________________

________________________________________________________________________________

CREDIT TO ACCT. NO.:______________ DATE OF DISBURSEMENT:________________________

               ADDITIONAL TERMS AND CONDITIONS OF PROMISSORY NOTE

1. Interest shall be calculated on a 360 day year basis and shall be calculated by dividing the actual number of days which elapsed during the period interest accrued by a year of 360 days times the interest rate in effect.

2. After this Note becomes due and payable, whether at maturity, after demand, by acceleration or otherwise, the interest rate on the outstanding principal sum will be the rate stated above plus three percent (3%) per annum. BANK ONE shall have the right to assess a late payment processing fee in the amount of 5% of the scheduled payment in the event of a default in payment that remains uncured for a period of at least 10 days.

3. Definitions: The following definitions apply to words and phrases used herein (where not otherwise defined in this Note):

A. "Collateral" means (i) the property in which the Obligor has granted BANK ONE a continuing security interest, which as been, is being or will be delivered, pledged, assigned or otherwise tendered to BANK ONE as security for payment of the Obligations, (ii) any and all other property of every kind or description of the Obligor now or hereafter in the possession or control of Bank One, whether as collateral security or for any other purpose, including without limitation, all cash, deposits, securities, dividends, distributions, negotiable instruments and documents, and (iii) all books and records relating to the Collateral and all insurance policies insuring any of the Collateral. "Collateral" also includes any Guaranty which has been, is being or will be given to BANK ONE and all property in which any guarantor has granted BANK ONE a security interest as security for the payment of the Obligations.

B. "Guarantor" means any endorser, guarantor, accommodation party, pledgor or surety of any of the Obligations.

C. "Obligations" means all liabilities, obligations and indebtedness of any of the Obligor to BANK ONE for payment of any and all amounts due under this Note and of any other liabilities, obligations, indebtedness, or contractual duty of every kind and nature of the Obligor or any of them or any Guarantor of this Note to BANK ONE, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, primary or secondary, joint or several, heretofore, now or hereafter existing, due or to become due and howsoever owned, held or acquired, whether existing or arising through discount, overdraft, purchase, direct loan, as collateral, by operation of law or otherwise, including attorneys' and paralegals' fees in connection with perfecting BANK ONE's security interests and right hereunder, advising BANK ONE or drafting any documents at any time. Liabilities includes all of the liabilities, obligations and indebtedness or contractural duties of partnerships to BANK ONE created, arising, existing or assumed while the Obligor or any of them or any guarantor of this Note may have been or may be a member of those partnerships.

D. "Obligor" or "Undersigned" means each party signing this Note and the use of either term in the singular form shall include the plural form, unless otherwise designated. Each such Obligor shall be jointly and severally obligated hereunder. This Note shall be binding upon each Obligor and upon their respective heirs, estates, legal representatives, successors and assigns and shall inure to the benefit of BANK ONE and the successors and assigns of BANK ONE.

E. "Prime Rate" means such rate as BANK ONE determines to be its prime rate. Prime Rate is not necessarily the lowest rate charged by BANK ONE. The Prime Rate will fluctuate from time to time and the effective date of any change in the Prime Rate shall be the day of such change established by BANK ONE; BANK ONE is not obligated to give notice of such fluctuations.

4. At the option of BANK ONE, and without in any way limiting its right to demand payment in full of this Note if it is due and payable on demand, all Obligations shall become immediately due and payable without prior notice or demand upon the occurrence of any of the following events of default: (a) failure of Obligor to make payment when due of the principal or interest of this Note and/or any of the Obligations; (b) failure of Obligor to furnish satisfactorily collateral or additional collateral, as the case may be, as herein agreed; (c) failure of Obligor to comply with any of the terms and conditions of this Note and/or any of the Obligations or contained in any security agreement or instrument securing this Note and/or any of the Obligations; (d) death of Obligor or Guarantor; (e) dissolution of, termination of existence of, insolvency of, business failure of, appointment of a receiver for, or assignment for the benefit of creditors or a commencement of any proceeding under any bankruptcy, reorganization, arrangement or liquidation law by or against Obligor or any property of Obligor; (f) failure of Obligor to pay when due any premium on any policy of life or other insurance pledged hereunder, or held in connection with any Collateral; (g) BANK ONE deems itself insecure and in good faith believes that the prospect of payment or performance is impaired; (h) the institution of any garnishment proceedings by attachment, levy or otherwise against any deposit balance of Collateral maintained or deposited with BANK ONE by Obligor; (i) failure of Obligor to either furnish BANK ONE within thirty (30) days after written request by BANK ONE, current financial statements, including income tax returns, in form satisfactory to BANK ONE or to permit inspection of any of Obligor's books or records; (j) any representation, warranty, statement, report, or application made, or furnished, by Obligor proving to have been false, erroneous or misleading, in any material respect at the time of the making thereof; (k) the issuance of any tax levy or lien against Obligor or Obligor's failure to pay, withhold, collect or remit any tax when assessed or due; (l) sale or transfer of Collateral out of Obligor's ordinary course of business; (m) a bulk sale of Obligor's assets; or (n) suspension or liquidation of Obligor's business.

5. No delay or omission on the part of BANK ONE in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right and/or remedy on any future occasion.

6. Obligor waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note; and assets to any extension or postponement of the time of payment, modification or waiver of any payment amount or any other indulgence, and/or to the addition or release of any other party or person liable hereon or of any Collateral herefore.

7. This Note shall be governed by and construed in accordance with the laws of the State of Illinois in all respects.

8. Obligor will pay on demand all costs of collection and attorneys' fees incurred or paid by BANK ONE in enforcing this Note when the same have become due, whether by acceleration or otherwise, if allowable by law.

9. BANK ONE shall have the right to charge interest on the amount of any interest payment not paid as provided in this Note at the same rate as applicable to the principal sum.

10. Payments shall be allocated between principal, interest and fees, if any, in the discretion of BANK ONE, and, when applicable, any prepayments will be applied to principal in the inverse order of scheduled maturity.

11. All rights, powers, privileges and immunities herein granted to BANK ONE shall extend to its successors and assigns and any other legal holder of this Note. All rights, powers, privileges and immunities of Obligor hereunder may not in any way be assigned, transferred or sold. BANK ONE at any time is authorized to correct patent errors and fill in any blanks herein.

12. Obligor acknowledges that this Note evidences a loan made primarily for business, commercial or agricultural purposes and not primarily for personal, family or household purposes.

13. When any Obligation becomes due, whether by acceleration or otherwise, and at any time thereafter, BANK ONE shall have all of the remedies provided in the security documents including the remedies of a secured party under the Uniform Commercial Code. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, BANK ONE will give Obligor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or other intended disposition is to be made. The requirement of reasonable notice shall be met if such notice is mailed, postage prepaid, to the last known address of Obligor at least ten (10) days before the time of the sale or disposition.

14. When any Obligation becomes due, whether by acceleration or otherwise, and at any time thereafter, BANK ONE is empowered to collect, sell, assign, transfer, set over and deliver the whole or any part of any Collateral through any stock exchange, broker or agent or at any public or private sale, either for cash or credit or for future delivery, without assumption of credit risk, and at any such sale BANK ONE may become the purchaser of any part of the Collateral discharged from right of redemption. Upon any such sale, after deducting all costs and expenses of every kind related to retaking, storing and selling the Collateral, the residue of the proceeds thereof may be applied as BANK ONE may determine toward the payment of any or all of the Obligations, whether due or not, returning the overage, if any, to Obligor and Obligor shall be and remain liable to BANK ONE for every and any deficiency after application of such proceeds.

15. Right is expressly granted to BANK ONE at its option to transfer at any time to itself or to its nominee any securities pledged hereunder, to receive and retain the income thereon, all splits, substitutions and divisions, and hold the same as security herefore, or apply it on the principal or interest which has become due on any Obligation, whether by acceleration or otherwise, and in the case of voting shares or interests pledged to vote the same when BANK ONE deems the exercise of such power necessary to maintain or protect such Collateral.

16. When any Obligation becomes due, whether by acceleration or otherwise, and at any time thereafter, BANK ONE may, at its option, demand, sue for, collect, or make any compromise or settlement it deems desirable with reference to the Collateral. BANK ONE shall not be bound to take any steps necessary to preserve any rights in the Collateral against prior parties, inasmuch as Obligor agrees to assume such responsibility. BANK ONE shall have no duty with respect to collection or protection of the Collateral or of any income on the Collateral as to the preservation of any rights pertaining to the Collateral beyond safe custody.

17. Obligor will deliver to BANK ONE satisfactory collateral or additional collateral, as the case may be, should BANK ONE so require.

18. Obligor agrees that BANK ONE may upon default acceleration or when the Obligations otherwise become due take possession of any Collateral without prior judicial hearing or process, hereby expressly waives any right to such judicial hearing process, and hereby assents to any substitution, exchange or release of Collateral.

19. When any Obligation becomes due, by acceleration or otherwise, BANK ONE shall have the right, without notice to Obligor, any party claiming under Obligor, or any other party, such notice being hereby expressly waived, and without regard to the adequacy of value of the Collateral or the solvency or insolvency of Obligor to the appointment of a receiver by a court of competent jurisdiction chosen solely by BANK ONE, upon application at any time, whether prior to or after a judgment has been obtained against Obligor, to take possession of the assets and/or business of Obligor together with its books and records, to maintain or to liquidate said assets and/or business, to collect the proceeds of the Collateral and apply the net proceeds to any Obligation. Obligor consents to jurisdiction and venue for the appointment of such receiver by such court and agrees that any receiver so appointed may take possession of the assets and/or business of the Obligor, together with the Collateral in any other jurisdiction in which the Collateral may be located.

20. Obligor authorizes BANK ONE to exchange BANK ONE deposit, credit and borrowing information about Obligor with third parties.

21. Obligor jointly and severally hereby authorized any attorney at law to appear in any action on this Note at any time after the same becomes due, whether by acceleration or otherwise, in any court of record in or of the State of Illinois, or elsewhere, and to waive the issuing and service of process against any or all of said parties, enter an appearance and to confess judgment is in favor of BANK ONE against any or all of said parties for the amount that may be due, together with costs of suit, and to release all errors and waive all rights of appeal and stay of execution from the judgment rendered. After the judgment is entered against one or more of said parties, the powers herein conferred may be exercised as to one or more of the others. The death of Obligor shall not impair the authority herein granted as to the survivor or survivors of Obligor.

22. Obligor hereby expressly waives any right to trial by jury of any claim, demand, action or cause of action arising under this Note or any other instrument, document or agreement executed or delivered in connection herewith.

                                    ADDENDUM

                   Business Purpose Revolving Promissory Note

                                November 1, 1996


1. Continuation and Conversion Procedure. So long as no default has occurred under this Note or any other agreement between Obligor and Bank One, Obligor may elect from time to time, subject to the terms and conditions of this Note, to convert all or a portion of the outstanding Prime Rate Loans to LIBOR Rate Loans (in each case, in a minimum amount of $1,000,000 and in even increments of $250,000) or to convert all or a portion of a LIBOR Rate Loan to a Reference Rate Loan.

      A Prime Rate Loan shall continue as a Prime Rate Loan unless and until converted to a LIBOR Rate Loan. At the end of the applicable Interest Period for a LIBOR Rate Loan, such LIBOR Rate Loan shall automatically be converted into a Reference Rate Loan unless Obligor shall have given Bank One a Conversion/Continuation Notice (defined below) requesting that, at the end of such Interest Period, all or a portion of such LIBOR Rate Loan be continued as a LIBOR Rate Loan.

      Obligor shall give Bank One irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Reference Rate Loan to a LIBOR Rate Loan or continuation of a LIBOR Rate Loan not later than 11 a.m., Chicago time, two Business Days prior to the date of the requested conversion or continuation, specifying (i) the requested date (which shall be a Business Day) of such conversion or continuation, (ii) the amount and type of loan to be converted or continued and (iii) the amount and type of the loan into which such loan is to be converted or continued, and the duration of the Interest Period applicable thereto. Each such request by Obligor shall be irrevocable.

2. Prepayment. Obligor may prepay any Reference Rate Loan, at any time and without payment of premium or penalty. Obligor shall not prepay any LIBOR Rate Loan prior to expiration of the applicable Interest Period.

3. Definitions.

      "Adjusted LIBOR Rate" means with respect to an Interest Period for a LIBOR Rate Loan, a rate per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula: Adjusted LIBOR Rate = [LIBOR Rate + (1 - LIBOR Reserve Requirement)] + LIBOR Spread.

      "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois and on which dealings in Dollars are carried on in the London interbank market.

      "Interest Period" shall mean with respect to any LIBOR Rate Loan the period commencing on the creation dale with respect to such LIBOR Rate Loan and ending 30 or 90 days thereafter, as selected by Obligor in the notice to Bank One as provided herein; provided, however, that no Interest Period may be selected after the Bank One has demanded payment of this Note or extend beyond the maturity date hereof.

      "LIBOR Rate" shall mean, for a LIBOR Rate Loan for the applicable Interest Period, the rate of interest per annum as determined by Bank One to be the rate at which deposits of United States Dollars in immediately available and freely transferable funds are offered at 11:00 a.m. London time two Business Days prior to the commencement of such Interest Period by major banks in the London interbank market, for a period equal to such Interest Period and in an amount equal to the principal amount requested by Obligor. Each determination of a LIBOR Rate made by Bank One shall be final and conclusive, absent manifest error.

      "LIBOR Rate Loan" means any portion of the outstanding balance of this Note bearing interest at the Adjusted LIBOR Rate.

      "LIBOR Reserve Requirement" means, with respect to a LIBOR Rate Loan for the applicable Interest Period, the percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including without limitation, any marginal, special, emergency or supplemental reserves) established by the Board of Governors of the Federal Reserve System for "eurocurrency liabilities" (as defined in Regulation D of such Board) or for other liabilities which include deposits of the type used in determining the LIBOR Rate, having a term approximately equal to the applicable Interest Period.

      "LIBOR Spread" means 2.75%, except that it shall be 2.25% effective on the first day of the month following receipt by Bank One of Obligor's monthly financial statements which demonstrate that the ratio of Debt to Tangible Net Worth plus Subordinated Debt, as defined in Section 6.4 of the Loan Agreement, is less than 1.00:1 and continuing until such ratio is no longer less than 1.00:1, at which time it shall be 2.75%.

      "Prime Rate Loan" shall mean any portion of the outstanding balance of this Note bearing interest at or by reference to the Prime Rate.

4. Additional LIBOR Rate Loan Provisions. If Bank One determines that the making or maintaining of a LIBOR Rate Loan would violate any applicable law, rule, regulation or directive, whether or not having the force of law, then the obligation of Bank One to make, continue, maintain or convert any LIBOR Rate Loan shall be suspended until Bank One notifies Obligor that the circumstances causing such suspension no longer exist. During any such period, all LIBOR Rate Loans shall automatically convert into Reference Rate Loans at the end of the applicable Interest Period or sooner if required by law.

      If Bank One is unable to determine the LIBOR Rate in respect of a requested Interest Period or Bank One is unable to obtain deposits of Dollars in the London interbank market in the applicable amounts and for the requested Interest Period, then, upon notice from Bank One to Obligor, the obligation of Bank One to make any LIBOR Rate Loan, or to convert any Reference Rate Loan into a LIBOR Rate Loan, shall be suspended until Bank One notifies Obligor that the circumstances causing such suspension no longer exist.

      If Bank One shall incur any loss or expense (including any loss or expense incurred by reason of a liquidation or redeployment of deposits or other funds acquired by Bank One to make, continue or maintain any portion of a LIBOR Rate Loan or to convert any portion of a Reference Rate Loan into a LIBOR Rate Loan) as a result of: (i) any conversion or repayment or prepayment of the principal amount of LIBOR Rate Loan on a date other than the last day of the Interest Period applicable thereto (whether as a result of acceleration, prepayment or otherwise); (ii) any loan not being made as a LIBOR Rate Loan in accordance with the request therefor or (iii) any loan not being converted into a LIBOR Rate Loan, or any LIBOR Rate Loan not being continued as a LIBOR Rate Loan, in accordance with the Continuation/Conversion Notice (as hereinafter defined) therefor, then, upon written notice from Bank One to Obligor. Obligor shall, within five days of its receipt thereof, pay to Bank One such amount as will (in a reasonable determination of Bank One) reimburse Bank One for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Obligor.